UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 3, 2006

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 3, 2006, the Human Resources Committee of the Board of Directors of IHS Inc. (the “Company”) approved fiscal year 2005 annual cash bonus payments for the Company’s named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K).  The Human Resources Committee approved the bonus awards following an assessment of the Company’s achievement of its strategic, operational, and financial goals for 2005, as well as the performance of each executive officer during this period.  The awards were made in accordance with the Company’s 2005 management bonus program.  The annual bonus payments were approved in the following amounts:

2005 Annual Bonus
Jerre L. Stead
Chairman	$600,000

Charles A. Picasso
President and Chief Executive Officer	$650,000

Michael J. Sullivan
Senior Vice President and Chief Financial Officer	$190,564

Rohinton Mobed
President and Chief Operating Officer, Energy	$243,803

Jeffrey Tarr
President and Chief Operating Officer, Engineering	$177,120

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: February 8, 2006	By:	/s/ Michael J. Sullivan
Michael J. Sullivan
Chief Financial Officer

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